Exhibit 99.2

FOR IMMEDIATE RELEASE
GSE Systems, Inc. Acquires True North Consulting, LLC
-- Strengthens GSE's global leadership in technical engineering solutions for ASME code --
-- Projected to add more than $10 million to GSE's annual revenue --
-- Transaction anticipated to be immediately accretive to GSE's adjusted earnings --
-- GSE secures $25 million delayed draw term loan to fund acquisitions --

COLUMBIA, MD – May 14, 2018 – GSE Systems, Inc. ("GSE" or "the Company") (Nasdaq: GVP), a leader in real-time high-fidelity simulation systems, training/consulting and technology-enabled engineering solutions to the power and process industries, today announced that the Company acquired True North Consulting, LLC ("True North"), a respected provider of specialty engineering solutions to the nuclear power industry.

Founded in 1999 in Montrose, Colorado, True North generated revenue of approximately $11 million, of which over 85% came from the nuclear power industry, for the year-ended December 31, 2017.  True North employs roughly 60 full-time and part-time professionals with expertise in areas such as in-service testing for engineering programs focused on ASME OM code including Appendix J, balance of plant programs, thermal performance, in-service inspection for specialty engineering including ASME Section XI, and software solutions.

Kyle Loudermilk, GSE's President and Chief Executive Officer, commented, "The acquisition of True North Consulting broadens our engineering services offering, expands our relationships with several of the largest nuclear energy providers in the United States, and adds a highly specialized, complimentary talent pool to our employee base.  True North has built a stellar reputation in the industry, particularly in technical areas such as ASME code expertise, and will expand the portfolio of services we can provide to our customers.  We believe True North is a powerful strategic fit with GSE, strengthening our position as the 'go to' solutions provider to the power industry.  The addition of True North advances our strategy to create value for our customers, employees and shareholders through consolidating a fragmented ecosystem of vendors serving the nuclear power industry."

Transaction Details
GSE acquired 100% of the equity interest of True North for $9.75 million, subject to customary pre- and post-closing working capital adjustments.  The transaction closed on May 11, 2018. GSE projects that True North will generate on an annualized basis revenue of approximately $10 million, add approximately $4 million to GSE's backlog and, after identified synergies are implemented, contribute adjusted EBITDA of approximately $2 million. GSE also projects that the transaction will be immediately accretive to GSE's adjusted earnings per share.  For reporting purposes, True North will be included in GSE's Performance Improvement Solutions segment.

Chris Sorrells, GSE's Chief Operating Officer, commented, "Our purchase of True North is expected to be immediately accretive to GSE's adjusted earnings per share and will add a stable revenue stream to the GSE platform with attractive EBITDA margins and strong cash flow potential.  After completion of this transaction, GSE's pro forma Adjusted EBITDA for the last twelve months approaches $8 million and our pro forma balance sheet remains strong with approximately $12.4 million in cash and $10 million in long-term debt.   In the last eight months, through our strategic acquisitions of Absolute Consulting and True North, we project that we will have added an estimated $40-$50 million in annual revenue and an increase of $3.5-$4.0 million in annual adjusted EBITDA.  We continue to work diligently to pursue other similar acquisition opportunities that can enhance shareholder value."

Amended and Restated Credit and Security Agreement with Citizens Bank
On May 11, 2018, GSE entered into an amended and restated credit agreement with Citizens Bank (the "Lender"), consisting of a five-year $5 million revolving line of credit and a five-year $25 million delayed draw term loan facility to fund acquisitions approved by the Lender.  GSE drew on the term loan facility to fund the acquisition of True North.  Following the transactions associated with the acquisition, GSE will owe $9.75 million on the term loan facility.

"Providing acquisition financing that supports GSE's growth strategy and longer-term Vision 2020 objectives is an example of how Citizens delivers substantial value for our clients," said Daniel K. Fitzpatrick, President of Citizens Bank, Mid-Atlantic Region, and Head of National Industry Verticals Banking.  "At Citizens, we try to think about the needs of our clients from their point of view and offer a range of solutions."

ABOUT GSE SYSTEMS, INC.
GSE Systems, Inc. is a leader in real-time high-fidelity simulation systems, training/consulting and technology-enabled engineering solutions to the power and process industries.  GSE's products and services are tailored to help customers achieve performance excellence in design, training, compliance and operations.  The Company has over four decades of experience, more than 1,100 installations, and hundreds of customers in over 50 countries spanning the globe.  GSE Systems is headquartered in Sykesville (Baltimore), Maryland, with offices in Columbia, Maryland, Navarre, Florida, Montrose, Colorado, and Beijing, China.  Information about GSE Systems is available at www.gses.com.
FORWARD LOOKING STATEMENTS
We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  These statements reflect our current expectations concerning future events and results.  We use words such as "expect," "intend," "believe," "may," "will," "should," "could," "anticipates," and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking.  These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project.  For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections.  We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

NON-GAAP FINANCIAL STATEMENTS
Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP").  We believe that Adjusted EBITDA, in addition to operating profit, net income and other GAAP measures, is useful to investors to evaluate financial results because it excludes certain items not directly related to core operating performance that may, or could, have a disproportionate positive or negative impact on results for any particular period.  Investors should recognize that Adjusted EBITDA might not be comparable to similarly-titled measures of other companies.  We define EBITDA as earnings before interest, taxes, depreciation and amortization ("EBITDA").  We define Adjusted EBITDA as EBITDA plus adjustments for consulting support for finance restructuring, stock-based compensation expense, restructuring charges, gain/loss from the changes in fair value of contingent consideration, acquisition-related expense, and bankruptcy related expenses.  We define Adjusted Earnings Per Share as earnings per share plus adjustments for consulting support for finance restructuring, stock-based compensation expense, restructuring charges, gain/loss from the changes in fair value of contingent consideration, acquisition-related expense, bankruptcy related expenses, and tax reform impact.  With respect to Adjusted EBITDA and Adjusted Earnings Per Share on a forward-looking basis and as a combined company with True North, a reconciliation of the difference between this non-GAAP expectation and the corresponding GAAP measure (expected net income and earnings per share) is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, adjustments to the provision for income taxes, depreciation of fixed assets, amortization of intangibles, costs related to restructuring actions and interest expense, and certain anticipated cost synergies, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance.  The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Company Contact	The Equity Group Inc.
Chris Sorrells	Kalle Ahl, CFA
Chief Operating Officer	(212) 836-9614
GSE Systems, Inc.	kahl@equityny.com
(410) 970-7802